                                                                Exhibit (c)(2)




                                     PRESENTATION TO
                     LIBERTY FINANCIAL COMPANIES, INC. BOARD OF DIRECTORS




                       MAY 2, 2001

DISCUSSION OUTLINE



   -  Review of Annuities Segment Transaction



   -  Asset Management


   -  Next Steps

REVIEW OF ANNUITIES
SEGMENT TRANSACTION

ANNUITIES SEGMENT TRANSACTION


   -  Sun Life will acquire Annuities segment for $1.702 billion


   -  Based on an equity value of $1.702 billion, this implies multiples of:



          2000A Net Operating Income                 13.4x
          2001P(1) Net Operating Income              12.1x
          12/31/00 Book Value (ex. FAS 115)          1.32x



(1) Based on management projections.

 SUMMARY VALUATION ANALYSIS - ANNUITIES SEGMENT

 OVERALL VALUATION ANALYSIS SUGGESTS AN EQUITY REFERENCE RANGE OF
 $1.5 BILLION - $2.0 BILLION


 ($ in millions)
------------------------------------------------------------------------------------------
 Comparable Company Valuation
         Without Control Premium                            $1,250     -      $1,450
         With Control Premium                                1,550     -       1,850
 Comparable Acquisitions Valuation                           1,400     -       2,000
 M&R Actuarial Analysis(1)                                   1,500     -       2,000
------------------------------------------------------------------------------------------
 EQUITY REFERENCE RANGE                                     $1,500     -      $2,000
------------------------------------------------------------------------------------------
 SUN LIFE'S EQUITY VALUE PROPOSAL                                      $1,702
------------------------------------------------------------------------------------------

(1) Actuarial appraisal prepared by Milliman & Robertson, Inc.

COMPARABLE PUBLIC COMPANIES ANALYSIS
METHODOLOGY



         - Analyzed Equity Value to Net Operating Income and Book Value for companies with similar business to Annuities segment



         - Applied relevant multiples to segment's historical and projected data to estimate unaffected price range for the Segment



         -   Added representative control premium

COMPARABLE PUBLIC COMPANIES SUMMARY

COMPARABLE PUBLIC COMPANIES VALUATION ANALYSIS SUGGESTS AN EQUITY VALUE RANGE OF $1.55 BILLION TO $1.85 BILLION.

ANNUITIES SEGMENT
($ in millions)

                                                COMPANY DATA             RELEVANT MULTIPLE RANGE                IMPLIED EQUITY
                                                                                                                  VALUE RANGE
-----------------------------------------------------------------------------------------------------------------------------------
 2000A Net Operating Income                        $127                   9.6x      -        11.1x      $1,217         -     $1,407
 2001P(1) Net Operating Income                      140                   8.5       -        11.1        1,187         -      1,550
 12/31/00 Book Value (excl. FAS 115)              1,286                  1.11       -        1.64        1,428         -      2,109
-----------------------------------------------------------------------------------------------------------------------------------
 INDICATED EQUITY REFERENCE RANGE                                                                       $1,250         -     $1,450
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                               INDICATED VALUE WITH CONTROL PREMIUM           15%       $1,438         -     $1,668

                                                                                              25%        1,563         -      1,813

                                                                                              35%        1,688         -      1,958

-----------------------------------------------------------------------------------------------------------------------------------
  EQUITY REFERENCE RANGE WITH CONTROL PREMIUM                                                           $1,550         -     $1,850
-----------------------------------------------------------------------------------------------------------------------------------


(1) Based on management projections.

COMPARABLE PUBLIC COMPANIES ANALYSIS


                                                                                         EQUITY VALUE TO:
                                       MARKET            -----------------------------------------------------------------
                                      CAP. (MM)            `00 EPS               `01E EPS              BOOK VALUE(1)
-----------------------------------------------------------------------------------------------------------------------------------
 American Annuity Group                $   721                9.6x                   8.5x                   1.16x
 American General                       20,141               16.8                   15.1                    2.58
 AmerUs                                    939               11.2                   10.3                    1.11
 Lincoln National                        8,706               12.4                   12.3                    1.75
 Nationwide Financial                    5,270               11.7                   11.1                    1.95

-----------------------------------------------------------------------------------------------------------------------------------
 High                                                        16.8x                  15.1x                   2.58x
 Mean                                                        12.3                   11.4                    1.71
 Median                                                      11.7                   11.1                    1.75
 Low                                                          9.6                    8.5                    1.11
-----------------------------------------------------------------------------------------------------------------------------------

(1) Excluding FAS 115.

COMPARABLE ACQUISITIONS ANALYSIS
METHODOLOGY



         - Analyzed comparable acquisitions of businesses in the annuities and life industries of more than $1 billion



         - Calculated aggregate transaction value and implied multiples of selected financial data

         - Applied relevant multiples to segment's historical data to estimate an implied acquisition price range for the segment

COMPARABLE ACQUISITIONS VALUATION

COMPARABLE ACQUISITIONS VALUATION ANALYSIS SUGGESTS A VALUE RANGE OF $1.4 BILLION TO $2.0 BILLION.

ANNUITIES SEGMENT
($ in millions)


                                        COMPANY                     RELEVANT                   IMPLIED EQUITY
                                          DATA                    MULTIPLE RANGE                VALUE RANGE
------------------------------------------------------------------------------------------------------------------------------------
 2000A Net Operating Income               $127                 10.1x     -     18.0x       $1,280    -    $2,281
 12/31/00 Book Value (ex. FAS 115)       1,286                 1.10      -      1.70        1,415    -     2,186

------------------------------------------------------------------------------------------------------------------------------------
 INDICATED EQUITY REFERENCE RANGE                                                          $1,400    -    $2,000
------------------------------------------------------------------------------------------------------------------------------------

COMPARABLE ANNUITY ACQUISITIONS (MORE THAN $1 BILLION)

($ in millions)

                                                                                            ----------------------------------
                                                                                                    EQUITY VALUE TO:
                                                                           TRANSACTION      ----------------------------------
  BUYER                           TARGET                          DATE        VALUE             BV                  NOI
------------------------------------------------------------------------------------------------------------------------------
 General Electric Capital         First Colony Corporation       Aug-96      $2,037            1.40x                 14.0x
 Aegon NV                         Providian Corp.                Dec-96       6,026            1.10                  10.1
 ING Group                        Equitable of Iowa              Jul-97       2,600            2.60                  18.8
 Lincoln National                 Cigna (Annuity Business)       Jul-97       1,400            3.00                  19.0
 American General                 Western National               Sep-97       2,253            1.97                  18.2
 American International Group     SunAmerica Inc.                Aug-98      19,674            6.51                  34.6

                                 ---------------------------------------------------------------------------------------------
                                  High                                                         6.51x                 34.6 x
                                  Mean                                                         2.76                  19.1
                                  Median                                                       2.28                  18.5
                                  Low                                                          1.10                  10.1
                                 ---------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

COMPARABLE LIFE ACQUISITIONS (MORE THAN $1 BILLION)

                                                                                                              EQUITY VALUE TO:
                                                                                   TRANSACTION         ----------------------------
  BUYER                                TARGET                            DATE          VALUE                BV               NOI
-----------------------------------------------------------------------------------------------------------------------------------
 Aegon NV                              Transamerica Corp.               Feb-99      $10,800                1.70x            21.5x
 Allstate                              American Heritage Life           Jul-99        1,145                3.95             28.9
 Metropolitan Life Insurance Co.       GenAmerica Corp.                 Aug-99        1,541                0.92             10.6
 ING Groep NV                          ReliaStar Financial Corp         Apr-00        6,145                2.34             20.0
 Hartford Financial Services           Fortis Financial Group           Jan-01        1,320                2.50             22.7

                                 --------------------------------------------------------------------------------------------------
                                       High                                                                3.95x            28.9x
                                       Mean                                                                2.28             20.7
                                       Median                                                              2.34             21.5
                                       Low                                                                 0.92             10.6
                                 --------------------------------------------------------------------------------------------------
                                       COMPOSITE STATISTICS
                                 --------------------------------------------------------------------------------------------------
                                       High                                                                6.51x            34.6x
                                       Mean                                                                2.54             19.8
                                       Median                                                              2.34             19.0
                                       Low                                                                 0.92             10.1
                                 --------------------------------------------------------------------------------------------------

M&R ACTUARIAL APPRAISAL SUMMARY

ACTUARIAL APPRAISAL VALUATION ANALYSIS SUGGESTS A VALUE RANGE OF $1.5 BILLION TO $2.0 BILLION

ANNUITIES SEGMENT
(DOLLARS IN MILLIONS)

                                                                                 IMPLIED EQUITY
                                                                                   VALUE RANGE
------------------------------------------------------------------------------------------------------
 M&R Appraisal at September 30, 2000                                         $1,526    -    $2,397
 M&R Estimate as of June 30, 2001                                             1,687    -     2,644

------------------------------------------------------------------------------------------------------
 REFERENCE RANGE                                                             $1,500    -    $2,000
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

M&R ACTUARIAL APPRAISAL OF KEYPORT LIFE INSURANCE COMPANY

SUMMARY OF ACTUARIAL APPRAISAL - ESTIMATES OF VALUE
($ in millions)

                                                                                      DISCOUNT RATE
                                                                 --------------------------------------------------------
COMPONENT OF VALUE                                                   9.0%               11.0%              13.0%
------------------------------------------------------------------------------------ ------------------ -----------------
Adjusted Statutory Book Value as of Sept. 30, 2000                  $987.8             $987.8             $987.8

ESTIMATED VALUE AS OF SEPTEMBER 30, 2000:

INFORCE BUSINESS
    After-Tax Existing Business                                      829.5              755.7              693.8
    Cost of Capital (200% RBC)                                      (136.6)            (189.6)            (234.9)
                                                                  ----------         -----------        ----------------
    Subtotal After Cost of Capital                                   692.9              566.1              458.9

FUTURE BUSINESS
    After-Tax Future Business                                      1,007.2              710.1              494.4
    Cost of Capital (200% RBC)                                      (290.7)            (367.1)            (415.0)
                                                                  ----------         -----------        ----------------
    Subtotal After Cost of Capital                                   716.5              343.0               79.4

Total Value In-force and Future Business                          $2,397.3           $1,896.9           $1,526.2

ESTIMATED VALUE AS OF JUNE 30, 2001:
Total Value In-force and Future Business
    After-Tax                                                     $2,644.0           $2,094.0           $1,686.8
------------------------------------------------------------------------------------------------------------------------


SOURCE: Milliman & Robertson, Inc.

ANNUITIES SEGMENT TRANSACTION


OTHER MAJOR TERMS:


  -      338 (h) (10) Election


  -      Assumption of all material liabilities associated with the business


         - Includes Special Retention and Severance Plan for segment's employees


         - Excludes restricted stock and stock option liabilities


  -      Transition Services Agreement to be entered into by Liberty Financial


  -      Break-up fee of 5% (approximately $85 million)

CSFB'S OPINION

    SUN LIFE'S PURCHASE PRICE FOR THE ANNUITIES SEGMENT IS FAIR, AS OF THE DATE HEREOF, TO LIBERTY FINANCIAL COMPANIES FROM A FINANCIAL POINT OF VIEW

ASSET MANAGEMENT

ASSET MANAGEMENT BUSINESS


- Withdrawal of First Union has resulted in no immediate acquiror for Asset Management business


- CSFB believes that a successful remarketing of the business can be accomplished


   - Certain potential asset management acquirors were occupied with other activities in late 2000

   - Certain potential asset management acquirors may have been skeptical that a separate sale of the asset management business would be possible

- CSFB has had contact with 61 potential buyers:


   - 26 U.S. and Canadian Institutions


   - 28 European


   - 7 Rest of world


- Given Asset Management Q1 results, expected value is likely to be lower than First Union's proposal

SALE OF ASSET MANAGEMENT BUSINESS


-  Results in Q1 are 30% below management plan


-  $7.9BN reduction to AUM in Q4 2000 and Q1 2001 from market action

                                                                                                      REVISED
  ($ in millions)                                 2001P                             Q1 2001       PRELIMINARY
                               2000A(1)         AT 9/30/00         Q1 2001A        ANNUALIZED          2001P
  -----------------------------------------------------------------------------------------------------------------
   Revenues                       $383.9           $460.8            $105.6            $422.4       $416 - $433
   Operating Expenses(2)          (261.3)          (297.3)            (76.6)           (306.4)          (295)
   EBITDA                           79.7            122.1              17.0              68.0         73 - 90
   AUM                             $51.8BN          $60.9BN           $48.9 BN           NA              NA
  -----------------------------------------------------------------------------------------------------------------

     (1)  Includes Wanger for 3 months
     (2) Excludes amortization of deferred distribution costs and depreciation expense.

     Source:  LFC Management

NEXT STEPS

NEXT STEPS


- Continue marketing Asset Management business


- Determine final buyer for Asset Management business


- Depending upon transaction structures, assess disposition of proceeds to common stockholders and bondholders


- Close transactions